UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 31, 2021
Toll Brothers, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-09186		23-2416878
(State or Other Jurisdiction of Incorporation)	(Commission File Number)		(IRS Employer Identification No.)

1140 Virginia Drive	Fort Washington	PA	19034
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (215) 938-8000
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
    ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
    ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
    ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
    ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	TOL	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement
On October 31, 2021, extension letter agreements (the “Revolver Extension Agreements”) related to the existing senior unsecured Amended and Restated Credit Agreement, dated as of October 31, 2019, among Toll Brothers, Inc. (the “Registrant”), its wholly-owned subsidiary, First Huntingdon Finance Corp. (the “Borrower”), the lenders party thereto and Citibank, N.A., as Administrative Agent (as amended, supplemented or otherwise modified, the “Revolving Credit Agreement”), became effective. Also on October 31, 2021, extension letter agreements (the “Term Loan Extension Agreements”) related to the Borrower’s existing $650 million senior unsecured Term Loan Credit Agreement dated as of February 3, 2014 among the Registrant, the Borrower, the lenders party thereto and Truist Bank, (as successor by merger to SunTrust Bank), as Administrative Agent (as amended, supplemented or otherwise modified, the “Term Loan Agreement”), became effective.
In connection with the Revolver Extension Agreements, the Company extended the maturity date of $1.78 billion of the $1.905 billion of revolving loans and commitments under the Revolving Credit Agreement from November 1, 2025 to November 1, 2026, with the remaining $125 million of revolving loans and commitments terminating on November 1, 2025. In connection with the Term Loan Extension Agreements, the Company extended the maturity date of $584.4 million of outstanding term loans from November 1, 2025 to November 1, 2026, with $101.6 million of term loans remaining due on November 1, 2025. No other provisions of either agreement were modified.
The Registrant and substantially all of its 100% owned home building subsidiaries are guarantors of the obligations under each of the Revolving Credit Agreement and the Term Loan Agreement.
The foregoing descriptions of the Revolving Extension Agreements and Term Loan Extension Agreements are qualified in their entirety by reference to the full text of the Extension Agreements, conformed copies of which are attached hereto as Exhibits 10.1 and 10.2 and incorporated herein by reference.
ITEM 9.01. Financial Statements and Exhibits
(d). Exhibits
The following Exhibits are furnished as part of this Current Report on Form 8-K:
Exhibit
No.                            Item

10.1*    Revolving Extension Agreements, effective as of October 31, 2021, with respect to the Amended and Restated Credit Agreement, dated as of October 31, 2019 (as amended, supplemented or otherwise modified), among the Borrower, the Registrant, the lenders party thereto and Citibank, N.A., as Administrative Agent

10.2*    Term Loan Extension Agreements, effective as of October 31, 2021, with respect to the Term Loan Credit Agreement dated as of February 3, 2014 (as amended, supplemented or otherwise modified) among the Registrant, the Borrower, the lenders party thereto and Truist Bank, (as successor by merger to SunTrust Bank), as Administrative Agent

104    Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed electronically herewith

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOLL BROTHERS, INC.

Dated:	November 2, 2021	By:	/s/ Michael J. Grubb
Michael J. Grubb Senior Vice President, Chief Accounting Officer

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